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                                                                   Exhibit 10.01



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                    EQUITABLE RESOURCES, INC. TRUST AGREEMENT











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                   EQUITABLE RESOURCES, INC. TRUST AGREEMENT

         THIS AGREEMENT made this 1st day of November, 1997 by and between EQUITABLE RESOURCES, INC. ("Company") and PNC BANK, NATIONAL
ASSOCIATION ("Trustee").

         WHEREAS, Company has adopted the nonqualified deferred compensation plan listed in Appendix A (the "Plan");

         WHEREAS, Company has incurred or expects to incur liability under the terms of the Plan with respect to the individuals participating in the Plan (the "Participants");

         WHEREAS, Company wishes to establish a trust (the "Trust") and to contribute to the Trust the assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's insolvency, as herein defined, until paid to Participants and their beneficiaries in such manner and at such times as specified in the Plan;

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

         WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan.

         NOW THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows.

SECTION 1. ESTABLISHMENT OF TRUST.

         (a) Company hereby deposits with Trustee in Trust an amount which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust. The Trust hereby established shall be irrevocable upon acceptance of the initial contribution by the Trustee.


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         (b) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (c) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of the Participants and general creditors as herein set forth. The Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of the Participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of insolvency, as defined in
Section 3(a) herein.

         (d) Company shall be required to irrevocably deposit cash or other property to the Trust on a quarterly basis in an amount equal to the amount deferred by the Participants, plus the amount, if any, of additional amounts credited to the Participants pursuant to the terms of the Plan. In addition, in the event of a "change of control" of Company (as defined in Section 13(e) of this Trust), Company shall, as soon as possible, but in no event longer than 30 days following the change of control, make an irrevocable cash contribution in an amount equal to the amount deferred by the Participants as of the date of the change in control minus amounts previously contributed, plus the amounts, if any, of additional amounts credited to the Participants which have not yet been contributed pursuant to the terms of the Plan.

SECTION 2.  PAYMENTS TO THE PARTICIPANTS AND THEIR BENEFICIARIES.

         (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Participants and their beneficiaries in accordance with such Payment Schedule. With respect to benefits attributable to



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Participants and beneficiaries, Company shall be solely responsible for determining the amounts of income that are taxable and reportable, determining the nature and amounts of taxes to be withheld and for withholding, remitting and reporting all such income and taxes to the applicable government entities. Trustee shall have no duties with respect thereto.

         (b) The entitlement of a Participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan. Company shall notify the Trustee of such determination and shall direct commencement of payments of such benefits.

         (c) Company may make payment of benefits directly to the Participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall immediately make up the balance of each such payment as it falls due. Trustee shall notify Company when principal and earnings are not sufficient to make benefit payments.

SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT.

         (a) Trustee shall cease payment of benefits to the Participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

             (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall





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determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to the Participants or their beneficiaries.

             (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

             (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to the Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

             (4) Trustee shall resume the payment of benefits to the Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent)

         (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Participants or their beneficiaries under the terms of the Plan as certified to the Trustee by the Company for the period of such discontinuance, less the aggregate amount of any payments made to the Participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

SECTION 4. PAYMENTS TO COMPANY.

         Except as provided in Section 3 hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to the Participants and their beneficiaries pursuant to the terms of the Plan.



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SECTION 5. INVESTMENT AND ADMINISTRATIVE AUTHORITY.

         (a) The assets OF the Trust may be invested and reinvested in common and preferred stocks, shares, or certificates of participation issued by registered investment companies including registered investment companies for which the Trustee or an affiliate thereof receives compensation for providing custodial, transfer agency, investment advisory or other services, investment trusts, common or pooled investment funds, bonds, debentures, insurance and annuity contracts, limited partnership interests, obligations of governmental bodies, both domestic and foreign, notes, commercial paper, certificates of deposit, and other securities or evidences of indebtedness, secured or unsecured, including variable amount notes, convertible securities of all types and kinds, interest--bearing savings or deposit accounts with any federally insured bank or trust company (including Trustee), or any federally insured savings and loan association, and any other property permitted as trust investments under applicable law. The Company acknowledges that interests in registered investment companies are not bank deposits and are not incurred by, guaranteed by, obligations of, or otherwise supported by the United States of America, The Federal Deposit Insurance Corporation, PNC Bank, National Association, or any bank or government entity. Notwithstanding anything to the contrary, the Company may reserve to itself the right to direct the Trustee as to the acquisition, retention or disposition of all or any portion of the assets of the Trust. Upon receipt of a written notice from the Company advising the Trustee that the Company has reserved such authority, the Trustee shall, pursuant to such notice, invest all or any portion of the Trust assets designated in such notice only in accordance with the instructions of the Company. The Trustee shall be under no duty to question any instruction of the Company. Any such instruction may be of a continuing nature or otherwise and may be changed or revoked in writing by the Company at any time. In the absence of such a written direction, the Trustee shall have the full authority as to the acquisition, retention or disposition of the assets of the Trust. The Company may revoke or amend the investment powers that it reserves to itself provided such revocation or amendment is in writing and is consented to in advance by the Trustee.





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         (b) Trustee has the power to hold any or all securities or property in
Trustee's name, as Trustee, or in the name of a nominee or nominee of an affiliate, and in accounts or deposits administered in any location by Trustee or any affiliate of Trustee. In the event the same are held in its own name or in the name of a nominee or nominees, suitable designation is to be made upon the books and records of Trustee that said securities or property are so held as part of any trusts hereunder.

         (c) In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with the Participant.

SECTION 6. DISPOSITION OF INCOME.

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 7. ACCOUNTING BY TRUSTEE

         Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

         The Company may approve the account either by written notice of approval delivered to the Trustee or by failure to object in writing to the Trustee within 90 days from the date on which the account was delivered to the Trustee.



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Upon receipt of written approval of the account, or upon the expiration of the
90-day period without written objections, the account shall be approved, and the Trustee shall be released and discharged with respect to the account as if the account had been settled and allowed by a decree of a court of competent jurisdiction. Nothing herein contained, however, shall be deemed to preclude the Trustee of its right to have its account settled by a court of competent jurisdiction.

SECTION 8. RESPONSIBILITY OF TRUSTEE.

         (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company, and provided further, that the Trustee shall incur no liability to any person for any action or failure to act taken pursuant to a determination of the existence or non-existence of an event of Insolvency pursuant to Section 3 hereunder. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) If the Trustee undertakes, defends or settles any litigation arising in connection with this Trust, Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and to be primarily liable for such payments, except to the extent it is judicially determined that any loss or damage is directly attributable to the Trustee's
(i) failure to exercise the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and like aims, (ii) negligence or willful misconduct or (iii) violation of applicable law. The Trustee shall provide the Company with advance written notice of any such litigation. If Company does not pay such cost, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

         (c) Trustee may consult with legal counsel (who may also be counsel for Company or the Trustee generally) with


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respect to any of its duties or obligations hereunder at the Company's expense and shall have no liability for any action or failure to act in reasonable reliance upon advice of such counsel.

         (d) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (e) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

         (f) Trustee, its affiliates, their officers, directors, employees and agents, shall not be liable for any act or omission of Company, any investment manager (other than an investment manager affiliated with Trustee), or any officer, director, employee or agent of any of them (other than an officer, director, employee or agent of an investment manager affiliated with Trustee).

SECTION 9. COMPENSATION AND EXPENSES OF TRUSTEE.

         Company shall pay all administrative and Trustee's fees and expenses as shall be agreed upon. If not so paid, the fees and expenses shall be paid from the Trust.

SECTION 10. RESIGNATION AND REMOVAL OF TRUSTEE.

         (a) Trustee may resign at any time by written notice to Company, which shall be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise.

         (b) Trustee may be removed by Company on 60 days notice or upon shorter notice accepted by Trustee.

         (c) Upon a Change of Control, as defined herein, Trustee may not be removed by Company for three years.



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         (d) If Trustee resigns within three years of a Change of Control, as defined herein, Trustee shall select a successor Trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of Trustee resignation or removal.

         (e) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

         (f) If Trustee resigns or is removed, a successor shall be appointed in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

SECTION 11. APPOINTMENT OF SUCCESSOR.

         (a) If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

         (b) If Trustee resigns pursuant to the provisions of Section 10(d) hereof and selects a successor Trustee, Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. In the event that the Trustee is required to appoint a successor trustee hereunder, the Company agrees that the Trustee shall be held harmless from all liability and expenses relating to such appointment, the indemnification provision in Section 13(d) specifically shall apply, and if a successor trustee requires indemnification or hold harmless protection, such



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indemnification or protection will be provided by the Company or any successor thereto and not the Trustee. Nothing herein contained, however, shall be deemed to preclude the Trustee from applying to a court of competent jurisdiction for the appointment of a successor trustee.

SECTION 12. AMENDMENT OR TERMINATION.

         (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, following a change of control of the Company, no amendment may be made by the Company which adversely affects the rights of Participants to benefits under the Plan unless the amendment is agreed to in writing by more than 75% of the Participants entitled to the payment of benefits under the Plan as of the date of the amendment.

         (b) The Trust shall not terminate until the date on which the Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.

         (c) Upon written approval of more than 75% of the Participants entitled to the payment of benefits under the Plan, Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Company.

         (d) Notwithstanding any other provision in this Trust Agreement, this Trust Agreement may not be amended within one year after the occurrence of a Change of Control.

SECTION 13. MISCELLANEOUS.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.




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         (d) The Trustee shall be indemnified and saved harmless by the Company from and against any and all liability to which the Trustee may be subjected in carrying out its duties under this Agreement (including any liability incurred as a result of compliance with instructions of the Company, its agents or employees), except to the extent it is judicially determined that any loss or damage is directly attributable to the Trustee's (i) failure to exercise the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and like aims, (ii) negligence or willful misconduct or (iii) violation of applicable law. The indemnification provided to the Trustee shall also apply to any liability arising from the actions or nonactions or any predecessor trustee or fiduciary or other fiduciaries of the Plan.

         (e) For purposes of this Trust, Change of Control shall mean any of the following events (each of such events being herein referred to as a "Change of Control"):

             (1) The sale or other disposition by the Company of all or substantially all of its assets to a single purchaser or to a group of purchasers, other than to a corporation with respect to which, following such sale or disposition, more than eighty percent (80%) of, respectively, the then outstanding shares of Company common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of the Board of Directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and the combined voting power of the then outstanding voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Company common stock and voting power immediately prior to such sale or disposition;

             (2) The acquisition in one or more transactions by any person or group, directly or indirectly, of beneficial ownership of twenty percent (20%) or more of the outstanding shares of the Company common stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board of Directors; provided, however, that any acquisition by (1) the Company or any of its subsidiaries, or any employee benefit plan (or related



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trust) sponsored or maintained by the Company or any of its subsidiaries or (2)
any person that is eligible, pursuant to Rule 13d-1(b) under the Exchange Act (as such rule is in effect as of November 1, 1995), to file a statement on
Schedule 13G with respect to its beneficial ownership of Company common stock and other voting securities whether or not such person shall have filed a statement on Schedule 13G, unless such person shall have filed a statement on
Schedule 13D with respect to beneficial ownership of fifteen percent (15%) or more of the Company's voting securities, shall not constitute a Change of Control;

             (3) The Company's termination of its business and liquidation of its assets;

             (4) There is consummated a merger, consolidation, reorganization, share exchange, or similar transaction involving the Company, (including a triangular merger), in any case, unless immediately following such transaction:
(i) all or substantially all of the persons who were the beneficial owners of the outstanding common stock and outstanding voting securities of the Company immediately prior to the transaction beneficially own, directly or indirectly, more than 60% of the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such transaction (including a corporation or other person which, as a result of such transaction, owns the Company or all or substantially all of the Company's assets through one or more subsidiaries (a "Parent Company")) in substantially the same proportion as their ownership of the common stock and other voting securities of the Company immediately prior to the consummation of the transaction, (ii) no person (other than the Company, any employee benefit plan sponsored or maintained by the Company or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (i) above is satisfied in connection with the transaction, such Parent Company) beneficially owns, directly or indirectly, 20% or more of the outstanding shares of common stock or the combined voting power of the voting securities entitled to vote generally in the election of directors of the corporation resulting from such transaction and
(iii) individuals who were members of the Company's Board of Directors immediately prior to the consummation of the transaction constitute at least a majority of the members of the board of directors resulting from such transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (i) above is satisfied in connection with the transaction, such Parent Company); or




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             (5) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the entire Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of a least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved.

SECTION 14. EFFECTIVE DATE.


         The effective date of this Trust Agreement shall be November 1, 1997.


                                         EQUITABLE RESOURCES, INC.

Attest: /s/ David J. Smith               By: /s/ Gregory R. Spencer
       ---------------------------          --------------------------------------------

                                         Name: Gregory R. Spencer
                                              ------------------------------------------

                                         Title: Sr. V.P. & Chief Administrative Officer
                                               -----------------------------------------


                                         PNC BANK,
                                         NATIONAL ASSOCIATION

Attest: /s/ Valerie Washington           By: /s/ Richard S. Larimer
       ---------------------------          --------------------------------------------

                                         Name: Richard S. Larimer
                                              ------------------------------------------

                                         Title: Sr. Vice President
                                               -----------------------------------------


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